Exhibit 1

                                         July 1998



                 UNION CARBIDE CORPORATION

                      DEBT SECURITIES



         STANDARD UNDERWRITING AGREEMENT PROVISIONS



         1. Introductory. Union Carbide Corporation, a New York corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in
Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an indenture, dated as of [date] (such indenture as amended or supplemented is herein referred to as the "Indenture"), between the Company and [Name of Bank], as Trustee (the "Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale.
 Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Securities." The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement (other than in clause 2 of the second sentence of Section 3), shall mean the Underwriters.

         2.   Representations and Warranties of the Company.
 The Company represents and warrants to, and agrees with, each Underwriter that:

              (a)  The Company meets the requirements for
use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in the Terms Agreement), which has become effective, for the registration under the Act of the Registered Securities. Such registration statement, as amended at the date of any Terms Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, as amended at the date of any Terms Agreement, is hereinafter called the "Registration Statement" and the prospectus included in the Registration Statement, supplemented as contemplated by
Section 3 to reflect the terms of the Securities and the plan of distribution thereof, in the form in which it shall be filed with the Commission pursuant to Rule 424(b), is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of any Terms Agreement or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall include the filing of any document under the Exchange Act after the date of this Agreement or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. If the Company has filed an abbreviated registration statement to register additional Debt Securities pursuant to Rule 462(b) under the Act, then any reference herein to the term "Registration Statement" shall also include such Rule 462(b) registration statement.

              (b)   As of the date of any Terms Agreement,
when the Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as defined in Section 3), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement) and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

              (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of New York, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented.

              (d) Each significant subsidiary (as defined in Regulation S-X of the Commission) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented.

              (e)   The applicable Terms Agreement has been
duly authorized, executed and delivered by the Company.

              (f) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

              (g) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

              (h)   The Delayed Delivery Contracts (as
defined below), if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

              (i)   The execution and delivery by the
Company of, and the performance by the Company of its obligations under, the applicable Terms Agreement, the Indenture, the Securities and any Delayed Delivery Contract does not and will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the applicable Terms Agreement, the Securities, the Indenture or any Delayed Delivery Contract, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Securities.

              (j)   There has not been any material adverse
change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

              (k)   The Company is not an "investment
company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment
Company Act of 1940, as amended.

              (l)   There are no legal or governmental
proceedings pending or, to the knowledge of the Company, threatened to which, the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

         3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of written communications ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters, (2) the names of any Representatives, (3) the principal amount of Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwriters, (4) the terms of the Securities not already specified in the Indenture, (5) whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below),
(6) the time and date on which delivery of the Securities will be made to the Representatives for the accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price in immediately available funds (such time and date, or such other time and date not later than seven full business days thereafter as the Representatives and the Company agree to as to time and date for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date") and (7) the place of delivery and payment.

         The obligations of the Underwriters to purchase the Securities will be several and not joint. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives may request.


         Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full
Business Days in advance of the Closing Date.

         If the Terms Agreement provides for sales of Securities pursuant to Delayed Delivery Contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contract. If the Company executes and delivers a Delayed Delivery Contract, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

         4.   Certain Agreements of the Company.  The
Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, without charge, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

              (a) At any time when a prospectus relating to the Securities is required to be delivered under the Act, before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, the Company will furnish to the Representatives a copy of such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (b)  If, at any time when a prospectus
relating to the Securities is required to be delivered under the Act, any event occurs or a condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when the Prospectus was delivered, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

              (c) As soon as practicable after the date of each Terms Agreement, the Company will make generally available to their security holders an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 under the Act.

              (d)  The Company will furnish to the
Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

              (e)  The Company will arrange for the
qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to file a general consent to service of process in any jurisdiction.

              (f)  The Company will pay all expenses
incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any reasonable expenses (including the fees and disbursement of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate, the printing of memoranda relating thereto, any filing fees of the National Association of Securities Dealers, Inc., relating to the Securities and for reasonable expenses incurred in distributing the Prospectus, any preliminary prospectuses and any prospectus supplements to Underwriters.


              (g)  Between the date of any Terms Agreement
and the Closing Date specified in such agreement, the Company will not, without the Representatives' prior consent, offer, sell, contract to sell or otherwise dispose of debt securities of the Company pursuant to the Registration Statement or any other registration statement filed by the Company under the Act, which debt securities have a maturity of more than one year from the date of issue, except that the Company may offer, sell, contract to sell or otherwise dispose of obligations of the Company in respect of industrial revenue bonds or similar securities exempt from federal income taxes.

         5.   Conditions of the Obligations of the
Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

              (a) The Representatives shall have received a letter, dated the Closing Date, of KPMG Peat Marwick, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type customarily included in accountants "comfort letters" with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

              (b)  No stop order suspending the
effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.

              (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, which is material and adverse; (ii) any downgrading in, or notice of any proposal to downgrade, the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review with negative implications or without indicating the direction of the possible change the rating of the Company's debt securities; (iii) any suspension or limitation of trading in securities generally on or by the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or any setting of minimum prices for trading on such exchange; or (iv) any suspension of trading of any securities of the Company on any exchange; (v) any banking moratorium declared by Federal or New York authorities; or
(vi) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event set forth in (i) through (vi), in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

              (d)  The Representatives shall have received
an opinion, dated the Closing Date, of [Name], General
Counsel of the Company, or other counsel to the Company acceptable to the Representatives substantially in the form of Exhibit A.

              (e)  The Representatives shall have received
from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, substantially in the form of Exhibit B, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (f)  The Representatives shall have received
certificates, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (ii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (iii) subsequent to the date of the most recent financial statements in the Prospectus, and there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

         6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use therein.

              (b)   Each Underwriter agrees, severally and
not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each other Underwriter and any person controlling such Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

              (c)   In case any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify each person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.
In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding in respect of which the indemnified party is entitled to indemnification pursuant to paragraph (a) or (b) above effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party shall not without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld) effect any settlement releasing the indemnifying party from any pending or threatened litigation, proceeding or claim in respect of which any indemnified party is or could have been a party and for which such indemnified party would have been entitled to indemnity hereunder, unless such settlement includes an unconditional release of all indemnified parties from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim or which relate to or arise out of the same or substantially similar facts or circumstances.

              (d)   If the indemnification provided for in
paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of such Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of each Underwriter on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amounts of Securities purchased by each Underwriter and not joint.

              (e)   The Company and each Underwriter agree
that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth in paragraph (c) above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in paragraph (d) above that were purchased through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under such Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an
Underwriter under this Section.   Nothing herein will
relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amount of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         The agreements set forth in this Section will not apply if the Terms Agreement specifies that such agreements will not apply.

         8.   Survival of Certain Representations and
Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and of the several Underwriters set forth in or made pursuant to any Terms Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursement of counsel) reasonably incurred by them in connection with the offering of the Securities.

         9. Notices. All communications hereunder will be in writing, may be sent by mail, facsimile, telegraphed and confirmed or otherwise delivered, if to the Underwriters, at their addresses furnished to the Company in writing for the purpose of communications hereunder, and if to the Company, at Union Carbide Corporation, 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001, Attention: Treasurer.

         10. Successors. Any Terms Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified therein and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Applicable Law. The Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                     ANNEX I



                 DELAYED DELIVERY CONTRACT



                                           __________, 199_


Union Carbide Corporation
39 Old Ridgebury Road
Danbury, Connecticut  06817-0001

Attention:

Gentlemen:

         The undersigned hereby agrees to purchase from Union Carbide Corporation, a New York corporation (the
"Company"), and the Company agrees to sell to the undersigned,

                     $_________________

principal amount of the Company's [Insert title of securities] (the "Securities") offered by the Company's
Prospectus dated ___________, 199_  and a Prospectus
Supplement dated ___________, 199_ relating thereto, receipt of copies of which is hereby acknowledged, at ___% of the principal amount thereof plus accrued interest, if any, from ___________, 199_, and on the further terms and conditions set forth in this Delayed Delivery Contract
("Contract").

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:


                    Delivery Date        Principal Amount




Each of such delivery dates is hereinafter referred to as a "Delivery Date."

         Payment for the Securities that the undersigned has agreed to purchase for delivery on each Delivery Date shall be made to the Company or its order by wire transfer of immediately available (same day) funds to an account specified by the Company at 10:00 A.M. on such Delivery Date upon delivery to the undersigned at the offices of ________________ of the Securities to be purchased by the undersigned on such Delivery Date in definitive fully registered form and in such denominations and registered in such names as the undersigned shall designate by written or telegraphic communication addressed to the Company not less than five business days prior to such Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract subject to the first paragraph hereof with respect to the accrual of interest; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on each Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                              Very truly yours,

                              ______________________________
                              (NAME OF PURCHASER)



                              By  __________________________
                              Name:
                              Title:



                              ______________________________

                              ______________________________
                              (Address of Purchaser)


Accepted, as of the above date

UNION CARBIDE CORPORATION


By  __________________________
    Name:
    Title:

                 UNION CARBIDE CORPORATION


                      DEBT SECURITIES


                      TERMS AGREEMENT


                                          ____________, 199_


Union Carbide Corporation
39 Old Ridgebury Road
Danbury, Connecticut  06817-0001

Attention:

         Referring to the Debt Securities of Union Carbide Corporation (the "Company") covered by the Company's Registration Statement on Form S-3 (No. 33-___________) (the "Registration Statement"), on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions herein set forth, the Underwriters named on Schedule A hereto ("Underwriters") agree to purchase, severally but not jointly, and the Company agrees to sell to the Underwriters, $_____________ aggregate principal amount of ___% ____________ Due ____________ (the "Securities") in the
respective principal amounts set forth opposite the names of the Underwriters on Schedule A hereto.

         The price at which the Securities shall be purchased from the Company by the Underwriters shall be ___% of the principal amount thereof [plus accrued interest from _________, 199_]. The Securities will be offered as set forth in the Prospectus Supplement relating thereto.

The Securities will have the following terms:

Title:  _______________________


Interest Rate:  ___% per annum


Interest Payment Dates: ____________ and _____________
                        commencing ___________, 199_


Maturity: _____________________


Other Provisions:  as set forth in the Prospectus Supplement relating to the Securities


Closing: __:__ A.M. on ___________, 199_, at the offices of ___________________ against wire transfer of immediately available (same day) funds.


Name[s] and Address[es] of Representative[s]:















         The provisions contained in the Union Carbide Corporation Standard Underwriting Agreement Provisions (May 1994 Edition), a copy of which has been filed as Exhibit 1 to the Registration Statement, are incorporated herein by reference, [except that the obligations and agreements set forth in Section 7 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities.]

         The Securities will be made available for checking and packaging at the office of ___________________________
at least 24 hours prior to the Closing Date.

         We represent that we are authorized to act for the several Underwriters named in Schedule A hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

         This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

         If the foregoing is in accordance with your under-standing of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several
Underwriters in accordance with its terms.

                           Very truly yours,

                           [NAMES OF REPRESENTATIVES
                           On behalf of themselves and
                           as Representatives of the
                           Several Underwriters



                           By:  ___________________________

                           By:  ___________________________
                                Name:
                                Title:


The foregoing Terms Agreement
is hereby confirmed as of the
date first above written


UNION CARBIDE CORPORATION


By: _________________________
    Name:
    Title:


                         SCHEDULE A




                                        Principal
         Underwriter                    Amount
            . . . . . . . . . . . . .  $











                                        ________
         Total  . . . . . . . . . . . .$________

                                                   EXHIBIT A



            [FORM OF OPINION OF COMPANY COUNSEL]


                                    [Dated the Closing Date]


[Names and Addresses of Representatives]


Dear Sirs:

         I have acted as counsel for Union Carbide
Corporation, a New York corporation (the "Company") in connection with the sale by the Company of $______________ principal amount of its ___% _____________ Due ____________
(the "Securities") pursuant to the Terms Agreement dated
_________, 199_ (such agreement, together with the Standard
Underwriting Agreement Provisions (May 1994 Edition) incorporated therein, is referred to herein as the "Terms
Agreement") between you and the Company. The Securities are to be issued under an Indenture dated as of [Date] (the
"Indenture") among the Company and [Name of Bank], Trustee
(the "Trustee").

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of rendering this opinion.

         I have participated in the preparation of the registration statement on Form S-3 (Registration No. 33-_________) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933 (the "Act"), registering $[_____________] aggregate initial offering price of debt securities to be issued from time to time by the Company. In addition, I have examined evidence that the Registration Statement was declared effective under the Act and the Indenture was qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"), on ___________, 199_. Such registration statement as amended at the date hereof (including the documents incorporated by reference therein) is herein referred to as the Registration Statement and the related prospectus (including the documents incorporated by reference therein) together with the prospectus supplement dated ________, 199_ specifically relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Act, is herein referred to as the "Prospectus."

         Based upon the foregoing, I am of the opinion that:

         (A) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented.

         (B) The Terms Agreement has been duly authorized, executed and delivered by the Company [and any Delayed
Delivery Contract has been duly authorized, executed and delivered by the Company].

         (C) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

         (D) The Securities have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by you, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms.

         (E) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Terms Agreement, the Securities and the Indenture [and any Delayed Delivery Contract] will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries.

         (F) No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Terms Agreement, the Securities or the Indenture except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

         (G) The statements in the Prospectus, as amended or supplemented, under the captions "Description of Securities," and "Description of [__________]," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

         (H) The documents filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus (other than the financial statements, related schedules and statistical information of a financial nature contained or incorporated therein, as to which I have not been asked to, and do not, express any opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act and the Securities Exchange Act of 1934, as applicable, and the rules and regulations promulgated thereunder.

         (I)  The Registration Statement, as of its
effective date, and the Registration Statement and the Prospectus, as of the date hereof (other than the Statement of Eligibility on Form T-1 of the Trustee, the financial statements, related schedules and statistical information of a financial nature contained or incorporated by reference therein, as to which I have not been asked to, and do not, express any opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

         The opinions set forth in paragraphs (C) and (D) above are qualified insofar as enforceability may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

         I have participated in conferences, by person or by telephone, with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives and your counsel, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, I advise you that on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to my attention which lead me to believe that at the time the Registration Statement became effective it contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date hereof contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been asked to, and do not, comment on the financial statements, related schedules or statistical information of a financial nature contained or incorporated therein or on any of the information contained in the Statement of Eligibility on Form T-1 of the Trustee).

         This opinion is limited to the federal laws of the United States of America and the laws of the State of New
York.

                               Very truly yours,

                                                   EXHIBIT B



      [FORM OF OPINION OF COUNSEL FOR THE UNDERWRITERS]



                                    [Dated the Closing Date]



[Names and Addresses of Representatives]


Dear Sirs:

         We have acted as your counsel in connection with the sale by Union Carbide Corporation, a New York corporation (the "Company"), of $____________ principal amount of its ___% ____________ Due ____________ (the
"Securities") and the purchase of the Securities by you, severally, pursuant to a Terms Agreement dated _________, 199_ (such agreement, together with the Union Carbide
Corporation Standard Underwriting Agreement Provisions (May
1994 Edition) incorporated therein is referred to herein as the "Terms Agreement"). The Securities will be issued pursuant to the provisions of an indenture dated as of [Date] (the "Indenture"), between the Company and [Name of
Bank], Trustee (the "Trustee").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the authorization, execution and delivery by the Company of the Indenture and the Terms Agreement, and the authorization of the Securities by the Company.

         We have participated in the preparation of the registration statement on Form S-3 (Registration No. 33-__________) (other than the documents incorporated by reference in the prospectus included therein (the "Incorporated Documents")) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), registering $[__________] aggregate initial offering price of debt securities to be issued from time to time by the Company. Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. In addition, we have received oral confirmation that the registration statement was declared effective under the Act and that the Indenture was qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on ___________, 199_. Such registration statement (including the Incorporated Documents), as amended at the date hereof, is herein referred to as the "Registration Statement" and the related prospectus dated _________, 199_ (including the Incorporated Documents), together with the prospectus supplement dated __________, 199 specifically relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Act, is herein referred to as the "Prospectus."

         We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

         Based upon the foregoing, we are of the opinion that:

         (1) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

         (2) The Securities have been duly authorized and established in conformity with the provisions of the Indenture and, when the Securities have been executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof pursuant to the Terms Agreement, they will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Company, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

         (3) The Terms Agreement has been duly authorized, executed and delivered by the Company.

              We have considered the matters required to be included in the Registration Statement and Prospectus and the information contained therein. We are of the opinion that the statements in the Prospectus under the captions "Description of Securities," "Description of [_________]," "Plan of Distribution" and "Underwriters," insofar as such statements constitute summaries of the documents referred to therein, fairly present the information called for with respect to such documents.

              We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus, but we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, (1) no facts came to our attention which lead us to believe that (except for financial statements and schedules as to which we do not express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee) each part of the Registration Statement, when such part became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) we are of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which we do not express any opinion) comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (3) no facts came to our attention which lead us to believe that (except as to financial statements and schedules as to which we do not express any belief) the Prospectus as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         We have examined the opinion dated the date hereof of [Name], counsel for the Company, delivered to you pursuant to Section 5(d) of the Terms Agreement, and we believe that such opinion is responsive to the requirements of the Terms Agreement.

         We have also examined the letter dated _________, 199_ of KPMG Peat Marwick, independent certified public accountants, relating to the financial statements and other information contained or incorporated by reference in the Registration Statement and the other matters referred to in such letter, delivered to you pursuant to Section 5(a) of the Terms Agreement. We participated in discussions with your representatives and representatives of KPMG Peat
Marwick relating to the form of such letter, and we believe that it is substantially in the form agreed to.


                                    Very truly yours,